Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-229584

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 11, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 22, 2019)

PolarityTE, Inc.

                      Shares of Common Stock

Warrants to Purchase               Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering                      shares of our common stock and warrants to purchase up to             shares of our common stock (and the shares of common stock issuable from time to time upon exercise of each of the warrants). The common stock and warrants will be sold in combination, with each share of common stock sold with one warrant at a combined purchase price of $            . Each share of our common stock includes a preferred stock purchase right that trades with the share.

Each warrant will be exercisable beginning on or after its date of issuance. The warrants will have an exercise price of $           per share of common stock and will be exercisable until the seven-year anniversary of the initial closing date of this offering.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “PTE.” The last reported sale price of our common stock on The Nasdaq Capital Market on February 10, 2020 was $3.11 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited. The warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and Equity Stock Transfer, LLC, as warrant agent.

	Per Share and Accompanying Warrants	Total
Public offering price	$	$
Underwriting discount and commission (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock and accompanying warrants against payment on or about                   , 2020.

Book-Running Manager

Cantor

Lead Manager

Oppenheimer & Co.

The date of this prospectus supplement is                              , 2020

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which includes the documents incorporated by reference therein and provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement.

Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We and the underwriters are offering to sell the securities offered hereby and seeking offers to buy such securities only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or sale of our common stock.

We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

Unless the context otherwise indicates, references in this prospectus supplement to “PolarityTE,” the “Company,” “we,” “us,” and “our” refer, collectively, to PolarityTE, Inc., a Delaware corporation, and where appropriate, its subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our common stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page S-4 and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock.

Overview

PolarityTE is focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process.

SkinTE, our first commercial product, is a fully autologous (from the patient for the patient), homologous (performing same basic functions of skin tissue) skin product intended for the repair, reconstruction, and replacement of skin tissue. SkinTE has been used to treat a variety of skin defects, including burns, wounds, traumatic injuries, surgical reconstruction, scars, and failed skin grafts or conventional treatments for wounds and burns.

SkinTE is intended to be used by physicians or other appropriate healthcare providers. SkinTE is for autologous use only. Aseptic technique during harvest and deployment of SkinTE is mandatory. SkinTE is marketed as an HCT/P regulated by the FDA solely under Section 361 of the Public Health Service Act and 21 CFR 1271.

Recent Developments

Estimated Financial Results as of December 31, 2019

Based on information currently available, we estimate that as of December 31, 2019 our cash and cash equivalents and short term investments were approximately $29.2 million.

Our estimate of our cash and cash equivalents and short term investments as of December 31, 2019 is preliminary and actual results may differ materially from this estimate due to the completion of our closing procedures with respect to the fiscal quarter ended December 31, 2019, review adjustments and other developments that may arise between now and the time our financial results for this period are finalized.  As such, this estimate should not be viewed as a substitute for our interim unaudited financial statements for the fiscal quarter ended December 31, 2019 or our audited financial statements for the fiscal year ended December 31, 2019, each as prepared in accordance with U.S. generally accepted accounting principles. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this preliminary financial information. We do not undertake any obligation to publicly update or revise this estimate, except as required by law.

Equity Purchase Agreement

We are party to an Equity Purchase Agreement dated as of December 5, 2019 (the “Purchase Agreement”), with Keystone Capital Partners, LLC (“Keystone”), pursuant to which Keystone has agreed to purchase from us up to $25.0 million of shares of our common stock, subject to certain limitations, at our direction from time to time during the 36-month term of the Purchase Agreement. Concurrently, we entered into a Registration Rights Agreement with Keystone, pursuant to which we agreed to register the sales of our common stock pursuant the Purchase Agreement under our existing shelf registration statement on Form S-3 (File No. 333-229584) or a new registration statement. As of February 7, 2020, we have sold 270,502 shares of our common stock under the Purchase Agreement generating total gross proceeds of $725,000 and have up to $24,275,000 available for future sale under the Purchase Agreement. In connection with this offering, we have agreed not to sell any additional shares under the Purchase Agreement for a period of 90 days after the closing date of this offering.

Update on the SEC Investigation

As disclosed previously, on September 7, 2018, the SEC filed a complaint in the U.S. District Court for the Southern District of New York (SEC v. Honig et al., No. 1:18-cv-01875 (S.D.N.Y. 2018)) alleging that certain persons, including John Stetson, our former Chief Financial Officer and Chief Investment Officer, Barry Honig, who is also a current 5% shareholder of the Company, and Michael Brauser, who is also a current 5% shareholder of the Company, manipulated the price of securities of three public companies (none of which is PolarityTE). This complaint, which was amended on March 8, 2019 (as amended, the “Complaint”), alleges that the defendants violated the anti-fraud and other provisions of the Securities Act, the Exchange Act and SEC rules promulgated thereunder by writing, or causing to be written, false or misleading promotional articles, engaging in a variety of other manipulative trading practices as well as filing false reports of their beneficial ownership or failure to file reports of their beneficial ownership when required to do so.

In October 2018, we received a document request and inquiries from the SEC relating to subjects addressed in the short seller reports and cooperated fully by providing the SEC with all information relevant to their requests. On March 1, 2019, we received a subpoena from the SEC requesting additional documents related to, among other things, (i) communications and agreements between us and, among others, John Stetson, Barry Honig and Michael Brauser, (ii) the transaction pursuant to which Majesco Entertainment Company acquired PolarityTE NV and our current regenerative medicine business, (iii) the performance of and communications with regulators regarding SkinTE, our lead product, and (iv) any promotion of the Company or its securities. On March 4, 2019, we obtained from the SEC a copy of the formal order of investigation of the Company and its affiliates with respect to possible violations of the federal securities laws, including, among other things, the anti-fraud provisions of the Securities Act and the Exchange Act with respect to the Company’s public disclosures, the beneficial ownership reporting provisions of the Exchange Act and the anti-price manipulation provisions of the Exchange Act. We intend to fully cooperate with the SEC regarding their March 2019 subpoena and this ongoing investigation. Since March 2019, the we have received four additional subpoenas seeking documents on these and other topics. The documents and information requested in the subpoenas include materials concerning (i) the circumstances under which the Company placed Denver Lough, former Chief Executive Officer, and Naveen Krishnan, former Vice President of Analytics, on paid administrative leave, (ii) termination and separation agreements with former employees, and (iii) certain commercialization metrics included in Company disclosures. We have already provided a substantial amount of documents and information to the SEC in response to these requests and expect to make additional productions in response to the subpoenas.

Corporate Information

We were incorporated in 2004 in the state of Delaware. Effective January 11, 2017, we changed our name to PolarityTE, Inc. from “Majesco Entertainment Company.”

Our principal executive offices are located at 123 Wright Brothers Drive, Salt Lake City, Utah 84116 and our telephone number is (800) 560-3983. Our web site address is www.PolarityTE.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

S-2

The Offering

Securities Offered by Us

                    shares of our common stock and warrants to purchase up to              shares of our common stock.

Each warrant will have an exercise price of $              , subject to adjustment, will be immediately exercisable and will expire seven years from the date of the initial closing of this offering.

Subject to applicable laws, the warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders.

This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of the warrants.

Common Stock to be Outstanding after this Offering	shares, assuming none of the warrants issued in this offering are exercised. shares, assuming the warrants are exercised in full.
Use of Proceeds

We expect to use the net proceeds of this offering for commercialization of SkinTE, research, development and manufacturing of our products and product candidates, efforts toward commercialization and required registration or approval of our products and product candidates with applicable regulatory authorities, and for other general corporate purposes, and may also use net proceeds to pursue strategic relationships that enhance our technology offerings through joint development or licensing arrangements or acquisitions, though we currently have no agreements or commitments with respect to any such arrangements or acquisitions. See “Use of Proceeds” beginning on page S-11 of the prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Listing	Our common stock is listed on The Nasdaq Capital Market under the trading symbol “PTE.” There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or recognized trading system. The warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and Equity Stock Transfer, LLC, as warrant agent.

The number of shares of our common stock to be outstanding immediately after this offering and, unless otherwise indicated, the information in this prospectus supplement, is based on 26,932,764 shares of our common stock outstanding as of September 30, 2019 and excludes as of that date:

●	6,357,029 shares of our common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $13.91 per share;

●	511,609 shares of our common stock issuable upon the vesting of outstanding restricted stock units; and

●	670,516 shares of our common stock reserved for issuance in connection with future grants under our stock options plans.

S-3

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” beginning on page S-4 of the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in our transition report on Form 10-KT for the transition period ended December 31, 2018 and our annual report on Form 10-K for the fiscal year ended October 31, 2018. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Regulatory Matters

We are the subject of an SEC investigation, which could result in litigation, government investigations and enforcement actions that could have a material adverse impact on our operations and financial condition.

On September 7, 2018, the SEC filed a complaint in the U.S. District Court for the Southern District of New York (SEC v. Honig et al., No. 1:18-cv-01875 (S.D.N.Y. 2018)) alleging that certain persons, including John Stetson, our former Chief Financial Officer and Chief Investment Officer, Barry Honig, who is also a current 5% shareholder of the Company, and Michael Brauser, who is also a current 5% shareholder of the Company, manipulated the price of securities of three public companies (none of which is PolarityTE). This complaint, which was amended on March 8, 2019 (as amended, the “Complaint”), alleges that the defendants violated the anti-fraud and other provisions of the Securities Act, the Exchange Act and SEC rules promulgated thereunder by writing, or causing to be written, false or misleading promotional articles, engaging in a variety of other manipulative trading practices as well as filing false reports of their beneficial ownership or failure to file reports of their beneficial ownership when required to do so.

In October 2018, we received a document request and inquiries from the SEC relating to subjects addressed in the short seller reports and cooperated fully by providing the SEC with all information relevant to their requests. On March 1, 2019, we received a subpoena from the SEC requesting additional documents related to, among other things, (i) communications and agreements between us and, among others, John Stetson, Barry Honig and Michael Brauser, (ii) the transaction pursuant to which Majesco Entertainment Company acquired PolarityTE NV and our current regenerative medicine business, (iii) the performance of and communications with regulators regarding SkinTE, our lead product, and (iv) any promotion of the Company or its securities. On March 4, 2019, we obtained from the SEC a copy of the formal order of investigation of the Company and its affiliates with respect to possible violations of the federal securities laws, including, among other things, the anti-fraud provisions of the Securities Act and the Exchange Act with respect to the Company’s public disclosures, the beneficial ownership reporting provisions of the Exchange Act and the anti-price manipulation provisions of the Exchange Act. We intend to fully cooperate with the SEC regarding their March 2019 subpoena and this ongoing investigation. Since March 2019, we have received four additional subpoenas seeking documents on these and other topics. The documents and information requested in the subpoenas include materials concerning (i) the circumstances under which the Company placed Denver Lough, former Chief Executive Officer, and Naveen Krishnan, former Vice President of Analytics, on paid administrative leave, (ii) termination and separation agreements with former employees, and (iii) certain commercialization metrics included in Company disclosures. We have already provided a substantial amount of documents and information to the SEC in response to these requests and expect to make additional productions in response to the subpoenas. Our next meeting with the SEC to discuss the open investigation is scheduled for February 11, 2020.

As a result of the SEC investigation, we could be subject to additional stockholder litigation, government inquiries or enforcement actions that could name us, our affiliates, or others. While we will not tolerate stock manipulation and will continue to report suspected wrongdoing to authorities, we cannot predict whether any of these will arise or, if they do, the possible outcomes. Stockholder litigation, government inquiries or enforcement actions could adversely affect our reputation, result in significant expenditures, including legal expenses, and potentially result in significant fines, penalties or other remedies against us, which could have a material adverse effect on our results of operations and financial condition. Although we maintain insurance that may provide coverage for some of these expenses and costs, and we have given notice to our insurers of the claims, there is risk that the insurers will rescind or otherwise not renew the policies, that some or all of the claims will not be covered by such policies, or that, even if covered, our ultimate liability will exceed the available insurance.

Our stock price may also be negatively affected by the SEC investigation, any negative press or other coverage we receive as a result thereof and the uncertainty surrounding the result of any of these developments, which could adversely affect our ability to raise capital to fund future operations, result in the loss of potential business opportunities, be exploited by our competitors, undermine the confidence that hospitals and doctors, key potential adopters of our products, have in us and our technology, cause concern to our current or potential customers, and make it more difficult to attract and retain qualified personnel and business partners, any of which would materially harm our financial condition, results of operations and prospects. We expect management will continue to devote significant time, attention and resources to these matters and any additional matters that may arise, which could have a material adverse impact on our commercial development, results of operations and financial condition.

S-4

Risks Related to this Offering and Our Common Stock

Our stock price is likely to be volatile and the market price of our common stock after this offering may drop below the price you pay.

You should consider an investment in our common stock as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. You may be unable to sell your shares of common stock at or above the public offering price due to fluctuations in the market price of our common stock arising from changes in our operating performance or prospects. In addition, the stock market has recently experienced significant volatility, particularly with respect to life sciences company stocks. The volatility of life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Some of the factors that may cause the market price of our common stock to fluctuate or decrease below the price paid in this offering include:

●	our ability to develop and commercialize our lead product candidate, SkinTE;

●	results and timing of our clinical trials;

●	failure or discontinuation of any of our development programs;

●	issues in manufacturing our product candidates or future approved products;

●	issues in designing or constructing our commercial manufacturing facilities;

●	regulatory developments or enforcement in the United States and foreign countries with respect to our product candidates or our competitors’ products;

●	competition from existing products or new products that may emerge;

●	developments or disputes concerning patents or other proprietary rights;

●	introduction of technological innovations or new commercial products by us or our competitors;

●	announcements by us, our collaborators or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	changes in estimates or recommendations by securities analysts, if any, who cover our common stock;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	public concern over our product candidates or any future approved products;

●	threatened or actual litigation;

●	future or anticipated sales of our common stock;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	additions or departures of key personnel;

●	changes in the structure of health care payment systems in the United States or overseas;

●	failure of any of our product candidates to achieve commercial success;

●	economic and other external factors or other disasters or crises;

●	period-to-period fluctuations in our financial condition and results of operations;

●	general market conditions and market conditions for biopharmaceutical stocks; and

●	overall fluctuations in U.S. equity markets.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit and divert the time and attention of our management, which could seriously harm our business.

S-5

Our management will have broad discretion as to the use of the proceeds of this offering.

Our management will have broad discretion as to the application of these net proceeds. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for the Company.

You will experience immediate and substantial dilution in the net tangible book value per share of the stock you purchase.

The public offering price of the shares of our common stock and warrants being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, based on an assumed public offering price of $      per each one share of our common stock sold with one warrant, if you purchase securities in this offering, you will incur immediate substantial dilution of            per share, representing the difference between our as adjusted net tangible book value as of September 30, 2019, after giving effect to this offering at the public offering price set forth on the cover page of this prospectus supplement, assuming no exercise of the warrants sold in this offering (and no value attributed to the warrants with the warrants classified and accounted for as equity) and after deducting the underwriting discount and estimated offering expenses payable by us. If outstanding options to purchase our common stock are exercised, you will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

As of September 30, 2019, we have a significant number of securities convertible into, or allowing the purchase of, our common stock, including 6,357,029 options to purchase shares of our common stock, and 670,516 shares of common stock reserved for future issuance under our stock incentive plans. In addition, the shareholders approved our 2020 Stock Option and Incentive Plan in December 2019 under which awards for up to 3,000,000 shares may be granted. Pursuant to the Purchase Agreement, Keystone has agreed to purchase from us up to $25.0 million of shares of our common stock, subject to certain limitations, at our direction from time to time during the 36-month term of the Purchase Agreement. As of February 7, 2020, we have sold 270,502 shares of our common stock under the Purchase Agreement generating total gross proceeds of $725,000 and have up to $24,275,000 available for future sale under the Purchase Agreement. In connection with this offering, we have agreed not to sell any additional shares under the Purchase Agreement for a period of 90 days after the closing date of this offering.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. In addition, certain future sales of our equity securities may trigger a downward adjustment in the exercise price of the warrants, resulting in a greater number of shares of our common stock issuable upon exercise of the warrants. As of September 30, 2019, we had 26,932,764 shares of common stock outstanding, all of which, other than shares held by our directors and certain officers and affiliates, were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares of common stock issuable upon exercise of warrants sold in this offering will be freely tradable without restriction or further registration upon issuance.

Following this offering, a large number of shares issued in this offering may be sold in the market, which may depress the market price of our common stock.

Following this offering, a large number of shares issued in this offering may be sold in the market, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of our common stock and sellers remain willing to sell the shares. All of the shares of our common stock issued in this offering or issued upon exercise of warrants sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

S-6

The warrants are speculative in nature.

The warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a certain price, subject to adjustment, for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire shares of our common stock and pay an exercise price of $               per share, subject to certain adjustments, prior to seven years from the date of the initial closing of this offering, after which date any unexercised warrants will expire and have no further value. Following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, it may not ever be profitable for holders of the warrants to exercise the warrants.

There is no public market for the warrants being offered by us in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the warrants will be limited.

Holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants that they hold.

The warrants being offered will prohibit a holder from exercising warrants if doing so would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 9.99% of our common stock outstanding immediately after giving effect to the exercise, provided that, at the election of a holder and notice to us, such beneficial ownership limitation shall be 4.99% of our common stock outstanding immediately after giving effect to the exercise. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your warrants to realize value, but you may be unable to do so.

We may not have the ability to repurchase the warrants.

Under certain circumstances, if a fundamental transaction (as defined in the warrant) occurs, holders of the warrants may require us to repurchase the remaining unexercised portion of such warrants for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants. Our ability to repurchase the warrants depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to repurchase the warrants.

Our Restated Certificate of Incorporation, our Restated Bylaws, our Rights Agreement and Delaware law could deter a change of our management, which could discourage or delay offers to acquire us.

Certain provisions of Delaware law and of our Restated Certificate of Incorporation, as amended, and by-laws, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions include:

●	we have a classified Board requiring that members of the Board be elected in different years, which lengthens the time needed to elect a new majority of the Board;

●	our Board is authorized to issue up to 25,000,000 shares of preferred stock without stockholder approval, which could be issued by our Board to increase the number of outstanding shares or change the balance of voting control and thwart a takeover attempt;

S-7

●	stockholders are not entitled to remove directors other than by a two-thirds vote and only for cause;

●	stockholders cannot call a special meeting of stockholders;

●	we require all stockholder actions be taken at a meeting of our stockholders, and not by written consent; and

●	stockholders must give advance notice to nominate directors or submit proposals for consideration at stockholder meetings.

We also entered into a rights agreement (the “Rights Agreement”), dated as of November 7, 2019, with Equity Stock Transfer, LLC, as rights agent. Generally, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 10% or more (or 20% or more in the case of a “Passive Institutional Investor,” as defined in the Rights Agreement) of our common stock without the approval of the Board. As a result, the overall effect of the Rights Agreement may be to render more difficult or discourage a tender or exchange offer or other acquisition of our common stock that is not approved by the Board. The Rights Agreement could reduce the price that stockholders might be willing to pay for shares of our common stock in the future. Furthermore, the anti-takeover provisions of the Rights Agreement may make it more difficult to replace management even if the stockholders consider it beneficial to do so. The Rights Agreement does not prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions by prohibiting Delaware corporations from engaging in specified business combinations with particular stockholders of those companies. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that investors are willing to pay for our stock.

Because we do not expect to declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

While we have in the past declared and paid cash dividends on our capital stock, we currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not expect to declare or pay any additional cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock, if any, will provide a return to investors in this offering.

S-8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing,” “goal,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the initiation, timing, progress, and results of our research and development programs;

●	the timing or success of commercialization of our products;

●	the pricing and reimbursement of our products;

●	the initiation, timing, progress, and results of our preclinical and clinical studies;

●	the scope of protection we can establish and maintain for intellectual property rights covering our product candidates and technology;

●	estimates of our expenses, future revenues, and capital requirements;

●	our need for, and ability to obtain, additional financing in the future;

●	our ability to comply with regulations applicable to the manufacture, marketing, sale and distribution of our products;

●	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

●	our views about our prospects in ongoing litigation and SEC investigation;

●	developments relating to our competitors and industry;

●	our failure to maintain effective internal controls; and

●	our expected use of proceeds from this offering.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement and in the accompanying prospectus and the documents incorporated by reference herein and therein. Any forward-looking statement in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

S-9

INDUSTRY AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain estimates, projections and other information concerning our industry, our business and the markets for certain products, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Unless otherwise expressly stated, we obtained these industry, business, market and other data from our own research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by independent third parties and by us.

S-10

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         million, after deducting estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from exercise of the warrants sold in this offering. If all of the warrants sold in this offering were to be exercised in cash, we would receive additional proceeds of approximately $        million. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised.

We intend to use the net proceeds from this offering for commercialization of SkinTE, research, development and manufacturing of our products and product candidates, efforts toward commercialization and required registration or approval of our products and product candidates with applicable regulatory authorities, and for other general corporate purposes, and may also use net proceeds to pursue strategic relationships that enhance our technology offerings through joint development or licensing arrangements or acquisitions, though we currently have no agreements or commitments with respect to any such arrangements or acquisitions.

These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend or the timing of expenditures. As a result, our management will have broad discretion to allocate the net proceeds from the sale of the common stock that we may offer under this prospectus supplement and the accompanying prospectus.

Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

Offering expenses will be paid by us using cash-on-hand.

S-11

DILUTION

Dilution is the amount by which the price paid by purchasers of the securities sold in this offering exceeds the net tangible book value per share of our common stock after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of our common stock deemed to be outstanding at that date.

Our historical net tangible book value as of September 30, 2019 was $51.3 million, or $1.91 per share.

After giving effect to the sale by us of              shares of our common stock and warrants to purchase an additional shares of our common stock in this offering at the combined public offering price of $       per each share of common stock sold with one warrant, after deducting estimated offering expenses payable by us and assuming no exercise of the warrants, our as adjusted net tangible book value as of September 30, 2019, would have been $        million, or $      per share. This represents an immediate increase in as adjusted net tangible book value of $       per share to our existing stockholders and immediate dilution of $      per share to new investors purchasing shares of our common stock and warrants in this offering. For purposes of these calculations, no value is attributed to the warrants and we classify and account for the warrants as equity.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share and accompanying warrants		$
Historical net tangible book value per share as of September 30, 2019	$1.91
Increase in net tangible book value per share attributable to new investors
As adjusted net tangible book value per share after giving effect to this offering
Dilution per share to new investors		$

To the extent that outstanding options or warrants are exercised, investors purchasing securities in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table above is based on 26,932,764 shares of our common stock outstanding as of September 30, 2019 and excludes as of that date:

●	6,357,029 shares of our common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $13.91 per share;

●	511,609 shares of our common stock issuable upon the vesting of outstanding restricted stock units; and

●	670,516 shares of our common stock reserved for issuance in connection with future grants under our stock options plans.

S-12

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following description of the securities we are offering pursuant to this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and by applicable law. The terms of our common stock, warrants and preferred stock may also be affected by Delaware law.

We are offering                   shares of our common stock and warrants to purchase                   shares of our common stock.

The common stock and warrants will be sold together. Each share of common stock will be sold with one warrant.

The shares of common stock and warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants, if any, are also being offered pursuant to this prospectus.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus. The transfer agent for our common stock is Equity Stock Transfer, LLC. Its address is 237 West 37th Street, Suite 602, New York, NY 10018.

Warrants

The material terms and provisions of the warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. You should review the form of warrant for a complete description of the terms and conditions applicable to the warrants. See “Where You Can Find More Information” on page S-30.

Each purchaser of shares will receive, for each share of common stock purchased, one warrant, with each full warrant representing the right to purchase one share of common stock. The number of shares of common stock underlying the warrants issued to each purchaser will be equal to the number of shares of common stock purchased by such purchaser in this offering.

Exercisability. The warrants may be exercised at any time on or after their date of issuance. The warrants will have an exercise price of $         per share and are exercisable until the seven-year anniversary of the initial closing date of this offering.

The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

Exercise Limitations. A holder of a warrant will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants provided that at the election of a holder and notice to us such percentage ownership limitation shall be 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The initial per share exercise price of a warrants is $            . The exercise price is subject to adjustment in the event of certain dilutive issuances of equity securities of the Company, stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. Pursuant to the terms of the warrants, in the event of adjustments to the exercise price in certain circumstances, the number of shares issuable pursuant to the warrants may increase so that the aggregate exercise price immediately prior to the adjustment remains the same after the adjustment.

Anti-dilution Protection. If we issue or sell, or are deemed pursuant to the terms of the warrants to have issued or sold, any shares of common stock (excluding certain securities defined in the warrants as excluded securities) for a consideration per share less than a price equal to the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance, if lower, the exercise price then in effect shall be reduced to an amount equal to the lesser of (1) the price of the shares of common stock issued in the dilutive issuance and (2) 115% of the lowest volume-weighted average price of a share of our common stock on one of the five trading days immediately following the public announcement of the dilutive issuance.

S-13

Stock Combination Event Adjustment. If we combine (including by way of reverse stock split or other similar transaction) our Common Stock, and the Event Market Price (as defined below) is less than the exercise price in effect immediately after such combination, then on the 16th trading day immediately following such combination, the exercise price in effect on such 16th trading day will be reduced (but not increased) to 115% of the Event Market Price. The "Event Market Price" means the quotient determined by dividing (x) the sum of the volume weighted average price of a share of our Common Stock for each of the five lowest trading days during the 15 consecutive trading day period ending and including the trading day immediately preceding the 16th trading day after the combination event, by (y) five.

Transferability. Subject to applicable laws, the warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders. The warrants will be issued in book-entry form under a warrant agency agreement between the warrant agent and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

No Listing. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In the event of a fundamental transaction, we or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 90 days after public disclosure of the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants.

Call Option. At any time and from time to time after the closing sale price of a share of our common stock is greater than 250% of the exercise price of the warrants for twenty consecutive trading days, we have the option to purchase outstanding warrants, at a purchase price of $0.01 per one warrant, upon advance written notice to holders of no less than 45 nor more than 90 days.

Cashless Exercise. If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the warrant. In the event of a cashless exercise, if we fail to timely deliver the shares underlying the warrants, we will be subject to certain buy-in provisions.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Amendments. Amendments and waivers of the terms of the warrants require the written consent of the holders of the warrants then outstanding and us.

Registrar and Transfer Agent. Equity Stock Transfer, LLC will act as the registrar and transfer agent for the warrants. Its address is 237 West 37th Street, Suite 602, New York, NY 10018.

Preferred Stock

Our board of directors is authorized to issue up to 25,000,000 shares of undesignated preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the board of directors may fix are:

●	dividend rights;

●	conversion rights;

●	voting rights;

●	preemptive rights;

●	terms of redemption;

●	liquidation preferences;

●	sinking fund terms; and

●	the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

S-14

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

In connection with the adoption of the Rights Agreement described below, we filed a Certificate of Designation of Series A Junior Participating Preferred Stock of PolarityTE, Inc. (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which designated 100,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock. The rights, preferences and privileges of the Series A Junior Participating Preferred Stock are as set forth in the Certificate of Designation. The Rights Agreement is described in more detail below.

Rights Agreement

On November 7, 2019, the Board authorized and declared a dividend to stockholders of record at the close of business on November 18, 2019 (the “Record Date”) of one preferred share purchase right (a “Right”) for each outstanding share of our common stock. Each Right entitles the holder to purchase from us one one-thousandth (subject to adjustment) of one share of our Series A Junior Participating Preferred Stock, $0.001 par value per share (“Preferred Stock”) at an exercise price of $12.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”). The complete terms of the Rights are set forth in the Rights Agreement (the “Rights Agreement”), dated as of November 7, 2019, between us and Equity Stock Transfer, LLC, as rights agent.

Generally, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 10% or more (or 20% or more in the case of a “Passive Institutional Investor,” as defined in the Rights Agreement) of our common stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a tender or exchange offer or other acquisition of our common stock that is not approved by the Board. The Rights Agreement does not prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

The following is a summary of the terms of the Rights Agreement. The summary is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 to the Form 8-K that we filed with the SEC on November 7, 2019 and which is incorporated by reference herein.

Distribution and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for each outstanding share of our common stock. Prior to the Distribution Date referred to below:

●	the Rights will be evidenced by and trade with the certificates for the shares of our common stock (or, with respect to any uncertificated common stock registered in book-entry form, by notation in book-entry), and no separate rights certificates will be distributed;

●	new certificates for shares of our common stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated shares of Common Stock registered in book-entry form, this legend will be contained in a notation in book-entry);

●	the surrender for transfer of any certificates for shares of our common stock (or the surrender for transfer of any uncertificated shares of our common stock registered in book-entry form) will also constitute the transfer of the Rights associated with such shares of our common stock; and

●	the Rights will accompany any new shares of our common stock that are issued after the Record Date.

S-15

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the shares of our common stock and become exercisable following the earlier of (i) the tenth (10th) business day after a public announcement that either discloses that a person or a group of related persons has acquired beneficial ownership of 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the shares of our common stock other than as a result of repurchases of shares of our common stock by us or certain inadvertent acquisitions (an “Acquiring Person”) or information which reveals the existence of an Acquiring Person, or (ii) the tenth (10th) business day (or, if such tenth (10th) business day occurs before the Record Date, the close of business on the Record Date), or such later date as may be determined by the Board, after a person or a group of related persons announce or commence a tender or exchange offer that would result in a person or a group of related persons becoming an Acquiring Person. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.

The date on which the Rights separate from the shares of our common stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, we will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the shares of our common stock. Thereafter, such Rights certificates alone will represent the Rights.

Exempt Persons

The Rights Agreement provides that an Acquiring Person does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person holding shares of our common stock for or pursuant to the terms of any such employee benefit plan of the Company. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. The Rights Agreement also provides that any person that would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement will be exempted but only for so long as neither it nor any of its Related Persons (as defined in the Rights Agreement) acquire or are deemed to acquire, without the prior approval of the Board, beneficial ownership of any additional shares of our common stock following the adoption of the Rights Agreement.

Grandfathered Persons

The Rights Agreement provides that a “Grandfathered Person” means any Person which, together with all of its Affiliates and Associates, is, as of the date of the Agreement, the Beneficial Owner of 20% or more of the shares of our common stock then outstanding; provided, however, that such Person shall cease to be a Grandfathered Person and shall become an Acquiring Person if such Person exceeds its Grandfathered Percentage (as defined in the Rights Agreement) by 0.01% or more of the shares of our common stock, subject to certain exemptions for (i) any unilateral grant of any security by the Company, (ii) the exercise of any options, warrants, rights or similar interests, (iii) the grant of stock options pursuant to any written agreement with us and (iv) any increase in the percentage of stock ownership as a result of any Company stock repurchases.

Preferred Stock Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for the Purchase Price, one one-thousandth of a share of Preferred Stock having economic and other terms similar to that of one share of our common stock. This portion of a share of Preferred Stock is intended to give a stockholder approximately the same dividend, voting and liquidation rights as would one share of our common stock.

Flip-In Trigger

If a person or group of related persons becomes an Acquiring Person, then each Right will entitle the holder thereof to purchase, upon payment of the Purchase Price, in accordance with the terms of the Rights Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, a number of shares of our common stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Purchase Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by us, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip-Over Trigger

If, after an Acquiring Person obtains 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the shares of our common stock, (i) we merge into another entity, (ii) an acquiring entity merges into us, and, in connection with such transaction, all or part of the outstanding shares of our common stock are converted into stock or other securities of another entity, cash, or other property or (iii) we sell or transfer 50% or more of the Company’s assets or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, upon payment of the Purchase Price, in accordance with the terms of the Rights Agreement, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Purchase Price.

S-16

Redemption of the Rights

The Rights will be redeemable at the Board’s sole discretion for $0.001 per Right (payable in cash, shares of our common stock or other consideration deemed appropriate by the Board) at any time ending on the earlier of (i) the tenth (10th) business day (or such later date as may be determined by the Board) after the public announcement that a person has acquired beneficial ownership of 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the shares of our common stock and (ii) the final expiration date of the Rights Agreement. Until such time as the Rights are no longer redeemable by us, the Rights are not exercisable. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if we undertake a stock dividend, a stock split or similar transaction.

Exchange Provision

At any time after the date on which a person beneficially owns 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the shares of our common stock and prior to the acquisition by the person of 50% or more of the shares of our common stock, the Board may exchange the Rights (other than Rights owned by the Acquiring Person or any Related Person, which would have become void), in whole or in part, for shares of our common stock at an exchange ratio (subject to adjustment) of one share of our common stock per Right (or, if insufficient shares are available, we may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the Rights).

Expiration of the Rights

The Rights expire at or prior to the earlier of (i) November 7, 2020 or (ii) the redemption or exchange of the Rights as described above.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended by action of the Board in any respect without the consent of the holders of the Rights on or prior to the time a person becomes an Acquiring Person. Thereafter, the terms of the Rights and the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of the Rights.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or common stock.

With certain exceptions, no adjustments to the Purchase Price will be made until the cumulative adjustments amount to at least 1% of the Purchase Price.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Certain Anti-Takeover Effects

The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination approved by the Board. However, the Rights may cause substantial dilution to a person or group that acquires beneficial ownership of 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the outstanding shares of our common stock (which includes for this purpose stock referenced in derivative transactions and securities).

S-17

Antitakeover Effects of Delaware Law and Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of the Delaware General Corporation Law and of our restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us unless such takeover or change of control is approved by the board of directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, therefore, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

●	Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation and amended and restated bylaws include several provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with our restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

S-18

No written consent of stockholders. Our restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders. Our bylaws provide that only a majority of the members of our board of directors then in office or stockholders holding at least one-quarter of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our bylaws establish advance notice procedures regarding stockholder proposals pertaining to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 45 days or more than 75 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Amendment to certificate of incorporation and bylaws. As required by the Delaware General Corporation Law, any amendment of our restated certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, amending our bylaws, limitation of liability and the amendment of our restated certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least two-thirds of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Undesignated preferred stock. Our restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

S-19

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock and warrants to purchase our common stock. This summary is for general information purposes only and does not purport to be a complete analysis of all potential tax considerations relating to an investment in our common stock or warrants. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal tax consequences different from those set forth below. We have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service (the “IRS”) regarding any U.S. federal income tax consequences of purchasing, owning or disposing of our common stock or warrants. As a result, there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations;

●	regulated investment companies and real estate investment trusts;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our common stock or warrants as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code; or

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

If a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Partnerships that hold our common stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

S-20

For purposes of this summary, a “U.S. holder” is a beneficial owner of our common stock or warrants that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), that is (x) created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia or (y) otherwise treated as a domestic corporation for U.S. federal income tax purposes;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a United States person.

As used herein, a “non-U.S. holder” is a beneficial owner of our common stock or warrants that is not a U.S. holder and is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Allocation of Purchase Price

Each share of common stock purchased pursuant to this offering, together with the warrant sold in combination with such share, should be treated for U.S. federal income tax purposes as an investment unit. Each holder that purchases common stock and warrants pursuant to this offering must allocate its purchase price between the shares of common stock and warrants acquired based on their relative fair market values at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for the shares of common stock and warrants acquired.

U.S. Holders

Distributions on Common Stock

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we do pay any cash distributions on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will reduce your basis in our common stock, but not below zero, and any amount in excess of your basis will be treated as gain from the sale of stock and subject to tax in the manner described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other requirements are satisfied. Any dividends that we pay to a corporate U.S. holder may qualify for a dividends-received deduction if certain holding period and other requirements are satisfied. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction, as applicable.

Constructive Distributions

Pursuant to the terms of the warrants, the exercise price at which our common stock may be purchased and/or the number of shares of common stock that may be purchased upon exercise of the warrants is subject to adjustment from time to time upon the occurrence of certain events. To the extent an adjustment, or failure to adjust, the number of shares of our common stock underlying the warrants and/or the exercise price of the warrants results in an increase in the proportionate interest of a holder in our assets or our earnings and profits, such holder generally will be treated as having received a distribution of property. Any such deemed distribution generally would be treated in the same manner as cash distributions on our common stock, as described above under “Distributions.” In the event such a deemed distribution is taxable, a U.S. holder’s basis in its warrants will be increased by an amount equal to the taxable distribution.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

S-21

Sale, Exchange, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of common stock upon the exercise of a warrant. A U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price that is allocated to the warrant, as described above under “Allocation of Purchase Price”) and the exercise price. The U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of warrants. See “Description of the Securities We Are Offering—Warrants—Cashless Exercise.” The U.S. federal income tax treatment of a cashless exercise of warrants is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Non-U.S. Holders

Distributions

Distributions will be classified for U.S. federal income tax purposes (as dividends, return of capital, or capital gain, as applicable) in the manner described above under “U.S. Holders—Distributions on Common Stock.” Subject to the discussion below regarding effectively connected income, any dividend received by a non-U.S. holder (including any dividend deemed received by a non-U.S. holder as a result of certain adjustments, or failure to make adjustments, to the exercise price of a warrant as described above under “U.S. Holders—Constructive Distributions”) generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to establish its entitlement to a reduced treaty rate, a non-U.S. holder generally must provide an IRS Form W-8BEN or IRS Form W-8BEN-E to the applicable paying agent, properly certifying qualification for the reduced rate.

Dividends received (or deemed received) by a non-U.S. holder that are effectively connected with the holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to establish this exemption, the non-U.S. holder generally must provide the applicable paying agent with an IRS Form W-8ECI, properly certifying such exemption. Any effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our common stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a United States real property holding corporation (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock or warrants, as applicable.

S-22

We believe that we have not been, are not currently, and will not become, a USRPHC for U.S. federal income tax purposes. Even if we are or become a USRPHC, a non-U.S. holder should not recognize gain by reason of our status as a USRPHC if (i) the shares of our common stock are regularly traded on an established securities market, and (ii) the holder does not hold, and has not held, directly or indirectly (taking into account applicable constructive ownership rules), at any time within the shorter of the five-year period preceding the disposition or its holding period for common stock or warrants, more than 5% of our common stock.

If a non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year.

Exercise of a Warrant

A non-U.S. holder generally will not be subject to U.S. federal income tax on the cash exercise of warrants for shares of our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into shares of common stock is unclear. If a cashless exercise of the warrants were treated as a taxable exchange, the rules described above under “Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” would apply. Non-U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Federal Estate Tax

Common stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Distributions on, and the payment of the proceeds of a disposition of, our common stock or warrants generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (FATCA) imposes a 30% withholding tax on (i) dividends on our common stock and (ii) subject to the proposed Treasury regulations discussed below, the gross proceeds from the sale, exchange or other taxable disposition of our common stock or warrants, paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury and complies with the reporting and withholding requirements thereunder or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, complies with the requirements of such agreement. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each of its substantial U.S. owners. Proposed Treasury regulations would eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued, but such Treasury regulations are subject to change. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph. Prospective investors should consult their tax advisors regarding the potential application of FATCA to an investment in our common stock or warrants.

The preceding discussion of U.S. federal income tax considerations is for general information only and does not constitute tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or warrants, including the consequences of any proposed change in applicable laws.

S-23

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated              , 2020, between us and Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, as the sole book-running manager of this offering, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the shares of common stock and accompanying warrants offered by this prospectus supplement.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and all accompanying warrants if any of them are purchased. We have agreed to indemnify the underwriters, their affiliates and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock and accompanying warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Expenses

The following table shows the public offering price, the underwriting discounts and commissions and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming no exercise of the warrants.

	Per Share and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions paid by us	$	$
Proceeds to us, before expenses	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions, will be approximately $600,000. We have agreed to reimburse the underwriters up to $300,000 for their legal counsel fees and expenses. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

The underwriters propose to offer the common stock and accompanying warrants offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. If all of the common stock and accompanying warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms. The underwriters may offer, from time to time, the shares and warrants issued by us in this offering to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The difference between the price, at which the underwriters purchase shares and warrants from us and the price at which the underwriters resell such shares and warrants may be deemed underwriting compensation. If the underwriters effect such transactions by selling shares and warrants to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares and warrants for whom they may act as agents or to whom they may sell as principal.

S-24

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “PTE.” The transfer agent for our common stock is Equity Stock Transfer, LLC. There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or recognized trading system. The warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and Equity Stock Transfer, LLC, as warrant agent.

No Sales of Similar Securities

We, our officers and directors, and certain of our stockholders have agreed, subject to specified exceptions, not to directly or indirectly, for a period of 90 days after the date of the underwriting agreement:

●	sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any common stock or any securities convertible into or exchangeable or exercisable for common stock;

●	make any demand for, or exercise any right with respect to the registration of securities, or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act;

●	enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock; or

●	publicly announce an intention to do any of the foregoing.

In addition, we and each such person agrees that, without the prior written consent of Cantor Fitzgerald & Co., we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions in the immediately preceding paragraph do not apply in certain circumstances, including:

●	as a bona fide gift or gifts;

●	to any trust for the direct or indirect benefit of such person or the immediate family of such person (meaning any relationship by blood, marriage or adoption, not more remote than first cousin);

●	pursuant to a qualified domestic order or in connection with a divorce settlement;

by will or intestate succession to the legal representative, heir, beneficiary or immediate family of such person upon the death of such person;

●	to us (or through retention by us) for the purpose of transferring value equal to such person’s withholding tax (federal and state) arising from vesting of a restricted stock unit award, provided that, if required, any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the purpose of such transfer was to cover tax obligations of such person in connection with such vesting; or

●	for each of our officers other than Edward Swanson, with respect to the transfer of shares of Common Stock under a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act that was in effect as of the date of the lock-up agreement and has been signed by such officer, approved by us, accepted by the broker designated in the plan and provided in advance to Cantor Fitzgerald & Co.

We are permitted to establish an at-the-market offering program with Cantor Fitzgerald & Co. and issue shares of our common stock pursuant to such program, provided that we will not establish such program earlier than the 31st day of the lock-up period and will not issue shares until after the lock-up period ends. We are also permitted to file a registration statement on Form S-8 beginning on March 16, 2019 solely for the purpose of registering shares of common stock under our 2020 equity incentive plan (resales shall not be permitted under such Form S-8). Additionally, Denver Lough is permitted to sell our shares solely for the purposes of covering tax withholding relating to the monthly vesting of RSU shares, provided that such shares shall not exceed 20,000 shares during the lock-up period.

Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.

Market Making, Stabilization and Other Transactions

The underwriters may make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

S-25

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Passive Market Making

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares and warrants in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may discontinue passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members, if any, or their affiliates. The underwriters may agree with us to allocate a specific number of shares and accompanying warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriters and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

S-26

Stamp Taxes

If you purchase shares or warrants offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no offer of securities that are the subject of the offering has been, or will be made to the public in that Member State, except that an offer of shares to the public in that Member State may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or to supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

S-27

Hong Kong

The securities stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(b)	where no consideration is or will be given for the transfer; or

(c)	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

S-28

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and Nasdaq Dubai Listing Rules, accordingly, or otherwise. The securities may not be offered to the public in the UAE and/or any of the free zones.

The securities may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the AMF) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

(a)	the transaction does not require a prospectus to be submitted for approval to the AMF;

(b)	persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

(c)	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

S-29

LEGAL MATTERS

King & Spalding LLP will pass upon the validity of the securities offered hereby. Covington & Burling LLP, New York, New York, is acting as counsel to the underwriters in connection with the offering.

EXPERTS

The consolidated balance sheets of PolarityTE, Inc. and Subsidiaries as of December 31, 2018, October 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the transition period from November 1, 2018 through December 31, 2018 and for each of the years in the two-year period ended October 31, 2018, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an adverse opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Our website is located at www.polarityte.com. Information contained on our website is not incorporated by reference into this prospectus supplement and, therefore, is not part of this prospectus supplement.

S-30

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities is terminated:

●	our Transition Report on Form 10-KT for the transition period from November 1, 2018 to December 31, 2018, filed with the SEC on March 18, 2019;

●	our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, filed with the SEC on January 14, 2019;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed on May 10, 2019, August 8, 2019 and November 12, 2019, respectively;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on December 11, 2018 (with respect to Item 5.02 only), January 29, 2019, March 29, 2019, April 11, 2019, April 25, 2019, June 4, 2019, July 1, 2019, August 8, 2019 (with respect to Item 5.02 only), August 8, 2019 (with respect to Item 5.02 only), August 26, 2019, November 7, 2019, December 5, 2019, December 19, 2019 and December 20, 2019;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 21, 2005 (File No. 000-51128), including any amendment or report filed to update such description; and

●	the description of our Series A Junior Participating Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed with the SEC on November 7, 2019 (File No. 001-32404), including any amendment or report filed to update such description.

We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address:

PolarityTE, Inc.

123 Wright Brothers Drive

Salt Lake City, Utah 84116

(800) 560-3983

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.polarityte.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

S-31

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time to time issue, in one or more series or classes, up to $200,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants or rights in one or more offerings. We may offer these securities separately or together in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights. We will specify in a supplement to this prospectus the terms of the securities being offered. We may sell these securities to or through underwriters, to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PTE.” On February 7, 2019, the closing price for our common stock, as reported on The Nasdaq Capital Market, was $16.54 per share. Our principal executive office is located at 123 Wright Brothers Drive, Salt Lake City, Utah 84116. Our telephone number is (800) 560-3983.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 22, 2019.

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 24 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “PolarityTE,” the “Company,” “we,” “us,” and “our” refer, collectively, to PolarityTE, Inc., a Delaware corporation, and its subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements because of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including our annual report on Form 10-K for the fiscal year ended October 31, 2018, which is on file with the SEC, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus and any prospectus supplement. In particular, forward-looking statements include statements relating to future actions, prospective products and applications, customers, technologies, future performance or future financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history;

●	emerging competition and rapidly advancing technology;

●	whether the FDA will object to our registration of SkinTE solely under Section 361 of the Public Health Service Act, which permits marketing of SkinTE without obtaining prior FDA marketing approval;

●	whether future changes in regulation of biotechnology products or the interpretation and application of existing regulations could adversely affect development or commercialization of our products;

●	whether demand develops for our medical products;

●	the impact of competitive or alternative products, technologies and pricing;

●	our success in obtaining patents under the applications we have filed;

●	the adequacy of protections afforded to us by any patents we may obtain, and the cost to us of maintaining, enforcing and defending those patents;

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

●	our exposure to and ability to defend third-party claims and challenges to our intellectual property rights;

●	our ability to obtain adequate financing in the future, as and when we need it;

●	our ability to continue as a going concern;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus to conform such statements to actual results or changes in our expectations. You should not place undue reliance on these forward-looking statements.

4

THE COMPANY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully.

PolarityTE - Welcome to the SHIFT

PolarityTE Inc., headquartered in Salt Lake City, Utah, is a young and growing commercial-stage, biotechnology company founded in 2016 - and we believe the first of its kind. We are focused on the design and development of novel technology platforms that promote the regeneration of complex, cellular-derived tissue substrates and the propagation of self-organizing composite systems. We have developed, and will continue to evolve these technologies and platforms through uniquely targeted and yet comprehensive approaches to the interactome. The interactome is the complete set of physical interactions between molecules within a cell that underlies most genotype-to-phenotype relationships and modulates nearly all complex biological pathways and cellular networks seen in living systems. Understanding this, we believe that to effectively deliver our advanced technologies to patients we must not simply deliver products, but rather robust platform systems and evolving technology foundations that are intelligent, multi-functional, and able to adapt and evolve. Over the last year we have established and advanced three of our pipeline programs consisting of our core “TE” program, (which includes our first commercial product, SkinTE), our Related Technology Derivative program (“RTD”), and our Advanced Research Center program (“ARC”).

Vision

We aspire to be a global biotechnology company that provides superior, tangible, and pragmatic platform technologies that provide superior results to patients, while reducing costs and promoting improved health economics for patients, providers, and payors. We believe this can be accomplished through our pursuit of complex simplicity, which embodies the development of robust cell/tissue-derived therapies that can be efficiently produced and deployed. PolarityTE is committed to delivering transformative technology that positively impacts humanity.

PolarityTE was founded by a dedicated group of doctors and scientists from The Johns Hopkins University School of Medicine, who left to become part of something bigger. Something that could transform the future of medicine. We believe that living systems require more than a simple singular input (for example a growth factor, stem cell, or nano-particle), to produce a complex output. Therefore, we took a different direction and developed multi-tiered platform technologies that propagate the necessary complex substrate required for regenerating fully-functional tissue, such as skin, bone, cartilage, muscle, blood vessels, and neural elements, as well as solid and hollow organ composite tissue systems. We have engineered and developed our regenerative materials and core tissue substrate technology platforms to allow us to induce, maintain, and promote the integrated polarity, organized assembly, and interface development of cells and tissues, so that they replicate regenerative healing in the body and are not seen as foreign by the immune system.

The core technology of TE products is minimally polarized functional units (“MPFUs”) consisting of self-complexing intelligent regenerative materials (“SCIRM”). SCIRM within an MPFU form polarizing, multi-cellular aggregates that act as an intrinsic, regenerative bio-reactor capable of expanding, proliferating, and synthesizing cells, materials, factors, or systems necessary for regenerating full-thickness, three-dimensional tissue. The TE products we develop begin with the patient’s own tissue to produce SCIRM that address the specific tissue or system needed for the patient’s care. Our product pipeline focuses on the development of regenerative products for a variety of tissue types and organ systems that are commonly altered, injured, or destroyed by a variety of diseases, pathologies, traumatic events, and medical interventions.

SkinTE, our first tissue product, was registered with the United States Food and Drug Administration (FDA) in August 2017, and is now commercially available for the repair, reconstruction, replacement, and regeneration of skin in patients who have a need for treatment of acute or chronic wounds, burns, surgical reconstruction events, scar revision, or removal of dysfunctional skin grafts. We are pursuing a regional plan for commercial rollout that began in late October 2018, and at the beginning of January 2019 we had 24 sales representatives in the field marketing SkinTE.

5

OsteoTE is designed to utilize the patient’s bone to repair, reconstruct, replace, supplement, or regenerate bone damage or defects. We registered OsteoTE with the FDA in December 2018. We are preparing for the first application of the product in a clinical setting, which we are endeavoring to achieve in the first half of 2019.

Human cells, tissues and cellular and tissue-based products (“HCT/Ps”) are governed by specific FDA regulations that provide for a registration pathway that is different than the pathway for traditional drug candidates. SkinTE and OsteoTE are both registered as HCT/Ps under Section 361 of the Public Health Service Act.

We have a number of additional TE products under development, including the following:

●	AdipoTE to optimize the delivery of autologous fat beyond the capabilities of current fat transfer techniques utilized in procedures on, among others, the breast, buttocks, and face;

●	AngioTE to address vascular regeneration including microscopic capillary networks all the way up to great vessel replacement;

●	NeuralTE for peripheral nerve injuries of the extremities, as well as for patients with neuromas or chronic compression due to joint replacements, migraines, craniofacial injuries, carpal tunnel syndrome, and those who have undergone hernia or abdominal-based procedures;

●	UroTE targeting the delivery of autologous urogenital epithelium and submucosa across a spectrum of diseases and processes, including urethral strictures, urethral creation, bladder reconstruction, and ureter reconstruction;

●	LiverTE to address numerous causes of liver failure, including NASH, fibrosis/cirrhosis, surgical resection of the liver; and

●	BowelTE to deliver an optimized autologous construct to aid in the regeneration of bowel tissue.

RTD and ARC represent research and development of new science and product opportunities based on what we learned while developing the TE platform. RTD is focused on altered state analytes for the generation of composite materials that can be utilized for the augmentation, modulation, and regulation of cell and tissue-derived systems. ARC is focused on the design and development of gene transfer, small molecule synthesis, composite therapeutics, and alteration of self-propagating cell/tissue-derived bioreactors.

We have significant research facilities and a well-educated and skilled team of scientists and researchers. These resources are highly beneficial to the work we are doing on our TE products and in RTD and ARC. We also offer research services to unrelated third parties on a contract basis, which we offer under the trademark POLARITYRD. Contract research services help us defray the costs of maintaining a first-rate research facility and allow us to meet companies pursuing new technologies that may be opportunities for collaborative or strategic relationships going forward.

Company Background

Our principal executive offices are located at 123 Wright Brothers Drive, Salt Lake City, UT 84116 and our telephone number is (800) 560-3983. Our website address is www.polarityte.com.

On December 1, 2016, Majesco Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Majesco Entertainment Company, a Delaware corporation (“Majesco DE”) entered into an Agreement and Plan of Reorganization with PolarityTE, Inc., a Nevada corporation (“PolarityTE NV”) and Dr. Denver Lough, the owner of 100% of the issued and outstanding shares of capital stock of PolarityTE NV. The asset acquisition was subject to shareholder approval, which was received on March 10, 2017, and the transaction closed on April 7, 2017. In January 2017, Majesco DE changed its name to “PolarityTE, Inc.” (“PolarityTE”). Majesco Acquisition Corp. was then merged with PolarityTE NV, which remains a subsidiary of PolarityTE. Majesco Acquisition Corp. II, formed in November 2016 under Majesco Entertainment Company, changed its name to “PolarityTE MD, Inc.,” and remains a wholly-owned subsidiary of PolarityTE.

6

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our product candidate pipeline; repayment and refinancing of debt; working capital; and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we may invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

7

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated preferred stock. As of February 5, 2019, we had 21,653,524 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All outstanding shares are fully paid and non-assessable.

When we issue shares of common stock under this prospectus, the shares will fully be paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Undesignated Preferred Stock

Our board of directors is authorized to issue up to 25,000,000 shares of undesignated preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

●	dividend rights;

●	conversion rights;

8

●	voting rights;

●	preemptive rights;

●	terms of redemption;

●	liquidation preferences;

●	sinking fund terms; and

●	the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and non-assessable and will not be subject to any preemptive or similar rights.

9

Antitakeover Effects of Delaware Law and Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of the Delaware General Corporation Law and of our restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us unless such takeover or change of control is approved by the board of directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, therefore, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

●	Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

10

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation and amended and restated bylaws include several provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with our restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No written consent of stockholders. Our restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders. Our bylaws provide that only a majority of the members of our board of directors then in office or stockholders holding at least one-quarter of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our bylaws establish advance notice procedures regarding stockholder proposals pertaining to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 45 days or more than 75 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Amendment to certificate of incorporation and bylaws. As required by the Delaware General Corporation Law, any amendment of our restated certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, amending our bylaws, limitation of liability and the amendment of our restated certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least two-thirds of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

11

Undesignated preferred stock. Our restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. or foreign currencies or units based on or relating to U.S or foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	if the debt securities will be secured or unsecured, and the terms of any secured debt;

12

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all our assets. However, any successor to or acquirer of such assets must assume all our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

13

No event of default with respect to a series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

14

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

To exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

15

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a series. We will maintain a paying agent in each place of payment for the debt securities of a series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

16

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

17

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent regarding the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable, including any provisions for modifying any of the terms of the rights.

Each right will entitle the holder of rights to purchase for cash the principal number of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

18

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a series of units. We urge you to read the applicable prospectus supplements related to the series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including any provisions for modifying any the terms of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

19

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers;

●	in “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act; or

●	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effectuated from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

20

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer- manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters because of their remarketing of offered securities.

21

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

To facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

22

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated balance sheets of PolarityTE, Inc. and Subsidiaries as of October 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports that are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an adverse opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

23

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to PolarityTE, Inc., 1960 South 4250 West, Salt Lake City, Utah, 84104, Attention: Chief Legal Officer, by telephone request to (385) 237-2279, or by e-mail to marklehman@polarityte.com. Our website is located at www.polarityte.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

●	Our Annual Report on Form 10-K for the year ended October 31, 2018 filed with the SEC on January 14, 2019;

●	Our Current Reports on Form 8-K filed with the SEC on December 11, 2018, and January 29, 2019; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 21, 2005 (File No. 000-51128), including any amendment or report filed to update such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

PolarityTE, Inc.

123 Wright Brothers Drive

Salt Lake City, Utah 84116

(800) 560-3983

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.polarityte.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

24

Shares of Common Stock

Warrants to Purchase            Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Book-Running Manager

Cantor

Lead Manager

Oppenheimer & Co.

February    , 2020